GetFugu Announces $10 Million Financing Commitment
Will fund initiatives to market revolutionary mobile search tool

Los Angeles, CA, December 14, 2009, GetFugu, Inc. (OTC BB: GFGU.OB - News), www.GetFugu.com, the revolutionary new method of accessing the Internet through mobile phones, today entered into an agreement to receive up to $10,000,000 in funding through a private placement transaction with institutional investor Hutton International Investments, Ltd.

“Our ability to obtain a significant capital commitment on favorable terms during a tough economy is a testament to the quality of our product and service offering and the strength of our team,” stated Michael Jay Solomon, Chairman of GetFugu. “We are excited about our cross-platform launch, and confident GetFugu will transform the mobile search space. We look forward to helping consumers and content providers fully realize the advantages of our application.”

“Implementation of the GetFugu application will be one of the most important mobile search technology initiatives of the coming decade,” commented Wan-Chun Huang, Managing Director of Hutton. “GetFugu has emerged as one of the Mobile Vision Recognition pioneers and our investment will help them recognize their full potential.”

The Company may issue one or more tranches of 10% redeemable convertible perpetual preferred stock, or debentures convertible into such preferred stock, subject to the terms and conditions set forth in the securities purchase agreement.

The securities are not registered under the Securities Act of 1933, as amended, or any state securities laws, and were issued pursuant to Section 4(2) of the Securities Act, as a transaction not involving a public offering.

For more detailed information on this transaction, see the Company’s Current Report on Form 8-K filed with the SEC on December 14, 2009.

About Hutton

Hutton International Investments, Ltd. is an institutional investor that assists dedicated management teams to fuel the expansion of small cap public companies. By supplying flexible and innovative financing solutions, Hutton seeks to unlock the full potential of previously resource-constrained businesses. Hutton pursues investment opportunities in public companies that have a sizable public float, a reasonable level of liquidity, and significant growth potential. The firm is uniquely positioned to structure, negotiate and execute transactions in a timely manner with a high degree of certainty.

For more information on Hutton, please visit www.huttonin.com.

About GetFugu

GetFugu, Inc.’s revolutionary “See It, Say It, Get It” technology is the first carrier agnostic, platform agnostic mobile search platform. GetFugu will change the way people access the web with their mobile phones. It is designed to facilitate and encourage users by integrating the mobile phone’s core strengths—image, voice and location recognition—into a single customizable application. Additionally, GetFugu offers the only mobile ecommerce platform available worldwide today. The GetFugu platform will soon be available for 97% of the mobile phones available (over 3.3 billion handsets) worldwide.

For more information on GetFugu, please visit our website at www.GetFugu.com.

Forward-Looking Statements

Except for statements of historical fact, the matters discussed above are forward looking and made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect numerous assumptions and involve a variety of risks and uncertainties, many of which are beyond the company’s control, that may cause actual results to differ materially from stated expectations. These risk factors include, among others, limited operating history, intense competition, and difficulty in developing, exploiting and protecting proprietary technologies; as well as additional risks factors discussed in the reports filed by the company with the Securities and Exchange Commission, which are available on its website at http://www.sec.gov. Except as required by law, the company undertakes no obligation to update any information.

Company Contact:
Investor Relations:
Investor Awareness, Inc.
Tony Schor or James Foy
847-945-2222
tony@investorawareness.com
james@investorawareness.com